Exhibit 99.1

Trilogy Metals Signs Employment Agreement with James Gowans as Interim CEO

VANCOUVER, Oct. 23, 2019 /CNW/ - Trilogy Metals Inc. (TSX / NYSE American: TMQ) ("Trilogy Metals" or the "Company") announces the Company has signed an employment agreement with James (Jim) Gowans who was appointed on September 4, 2019 as Chief Executive Officer ("CEO") and President on an interim basis.  Mr. Gowans has been engaged to perform such services and duties as are normally provided by a President and CEO of a company in a business and of a size to Trilogy Metals, and such other services and duties as may reasonably be required from time to time.  The agreement is retroactive to September 4, 2019 and will terminate on February 28, 2020, unless extended by the mutual written agreement.  The Company's Board of Directors has approved the grant of 550,000 stock options pursuant to the Company's stock option plan as compensation to Mr. Gowans for his services as Interim President and CEO.  Mr. Gowans will be receiving his compensation as Interim President and CEO in the form of equity only.  He will continue to receive his director compensation during the term of his employment agreement.  The Board of Directors of the Company will commence a search for a permanent CEO shortly.

About Jim Gowans

Mr. Gowans is a director of the Company and was President and CEO of Arizona Mining Inc. from 2016 to 2018 when Arizona Mining was purchased by South32 Limited. Previously he was a Senior Advisor to the Chairman, Co-President and EVP and COO at Barrick Gold Corporation from 2014 to 2015. Mr. Gowans has extensive experience in Alaska. He completed the feasibility study for the Red Dog Mine, oversaw the design and construction of that mine and then operated Red Dog for three years after commissioning.

About Trilogy Metals

Trilogy Metals Inc. is a metals exploration company focused on exploring and developing the Ambler mining district located in northwestern Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic volcanogenic massive sulphide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high grade copper mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within the Company's land package that spans approximately 143,000 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation, that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, are forward-looking statements, including statements regarding the anticipated timing regarding the search for a permanent CEO. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the process for the CEO search established by the Board and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2018 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

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SOURCE Trilogy Metals Inc.

View original content: http://www.newswire.ca/en/releases/archive/October2019/23/c4994.html

%CIK: 0001543418

For further information: Company Contacts: Elaine Sanders, Chief Financial Officer; Patrick Donnelly, Vice President Corporate Communications & Development, 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 06:30e 23-OCT-19